PARTICIPATING FUNDS

[_] U.S. Registered Funds (Name of Fund, Aladdin Ticker):
    ISHARES CORE U.S. AGGREGATE BOND ETF (ISHAGG)
    ISHARES CORE U.S. CREDIT BOND ETF (ISHCRED)
    ISHARES GOVERNMENT/CREDIT BOND ETF (ISHGOVCR)
    ISHARES INTERMEDIATE CREDIT BOND ETF (ISHICRED)
    ISHARES INTERMEDIATE GOVERNMENT/CREDIT BOND ETF (ISHIGOVCR)
    ISHARES U.S. FIXED INCOME BALANCED RISK ETF (ISHINC)
    ISHARES IBOXX $ INVESTMENT GRADE CORPORATE BOND ETF (ISHINTOP) ISHARES CORE TOTAL USD BOND MARKET ETF (ISHIUSB)
    BlackRock Alternative Strategies Fund - Trading Account (ACS-TRD) Multimanager Core Bond Portfolio (AXA-VIP)
    AZL Enhanced Bond Index Fund (AZ-CORE)
    BlackRock Allocation Target Shares: Series C Portfolio (BATSC) BlackRock Balanced Capital Portfolio (FI) (BCS_F)
    BlackRock Core Bond Portfolio (BR-CORE)
    BlackRock Investment Grade Bond Portfolio (BR-IG)
    BlackRock Multi Asset Income - Passive Fixed Income Portfolio (BR-
INC-PFI)
    Strategic Income Opportunities Fund (BR-SIP)
    BlackRock Strategic Global Bond Fund, Inc. (BR-WI)
    BlackRock Total Return V.I. Portfolio (Ins - Var Ser) (BVA-BF) BlackRock Total Return Portfolio (Ins - Series) (BVA-TR)
    Consulting Group Capital Markets Funds (CG-CGCM)
    Metropolitan Series Fund, Inc.- BlackRock Bond Income Portfolio (MET-
BI)
    Master Total Return Portfolio of Master Bond LLC (MF-BOND)
    U.S. Total Bond Index Master Portfolio (MIP_AGG)
    CoreAlpha Bond Master Portfolio (MIP_CORA)
    Nationwide Bond Index Fund (NW-BI)
    NVIT Bond Index Fund (NW-GBI)
    AST BlackRock Global Strategies Portfolio (Core Active) (PRU-AA-CAB) Advanced Series Trust - AST BlackRock/Loomis Sayles Bond Portfolio (SMF_PRUTR)
    UBS PACE Intermediate Fixed Income Investments Portfolio (UBS-PACE)

THE OFFERING

KEY CHARACTERISTICS (COMPLETE ALL FIELDS)

Date of                    12-09-2015
Offering Commencement:

Security Type:             BND/CORP

Issuer                     Visa Inc. (2025)

Selling Underwriter        Merrill Lynch, Pierce, Fenner & Smith
Incorporated

Affiliated Underwriter(s)  [X] PNC Capital Markets LLC
                           [X] Other: Mitsubishi UFJ Securities (USA),
                           Inc.- CG-CGCM

List of Underwriter(s)     Merrill Lynch, Pierce, Fenner & Smith
Incorporated,
                           Goldman, Sachs & Co., J.P. Morgan Securities
LLC,
                           U.S. Bancorp Investments, Inc., Wells Fargo
                           Securities, LLC, Barclays Capital Inc.,
Citigroup
                           Global Markets Inc., HSBC Securities (USA)
Inc.,
                           Mitsubishi UFJ Securities (USA), Inc., RBC
Capital
                           Markets, LLC, Standard Chartered Bank,

                                                                    Page
1 of 2

Rule 10f-3 Report - Definitions

               Deutsche Bank Securities Inc., TD Securities (USA) LLC, BBVA Securities Inc., CIBC World Markets Corp., Lloyds Securities Inc., PNC Capital Markets LLC, RBS Securities Inc., Lebenthal & Co., LLC, Loop Capital Markets LLC, Mischler Financial Group, Inc., Samuel A. Ramirez & Company, Inc., Siebert Brandford Shank & Co., L.L.C., The Williams Capital Group, L.P.

TRANSACTION DETAILS

Date of Purchase      12-09-2015

 Purchase Price/Share
 (PER SHARE / % OF PAR)  $99.634  Total Commission, Spread or Profit
..450%
                         --------
-----

1.  Aggregate Principal Amount Purchased (a+b)                   $
350,000,000
                                                                 --------
------

    a.  US Registered Funds (Appendix attached with individual
        Fund/Client purchase)                                    $
59,151,000

    b.  Other BlackRock Clients                                  $
290,849,000

2.  Aggregate Principal Amount of Offering
$4,000,000,000
                                                                 --------
------
FUND RATIO
[Divide Sum of #1 by #2]
0.0875
Must be less than 0.25

Rule 10f-3 Report - Definitions

LEGAL REQUIREMENTS

OFFERING TYPE (CHECK ONE)

The securities fall into one of the following transaction types (see
Definitions):

[X] U.S. Registered Public Offering... [Issuer must have 3 years of continuous operations]

[_] Eligible Rule 144A Offering....... [Issuer must have 3 years of continuous
                                       operations]

[_] Eligible Municipal Securities

[_] Eligible Foreign Offering......... [Issuer must have 3 years of continuous
                                       operations]

[_] Government Securities Offering.... [Issuer must have 3 years of continuous
                                       operations]

TIMING AND PRICE (CHECK ONE OR BOTH)

[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and

[_] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

FIRM COMMITMENT OFFERING (CHECK ONE)

[X]  YES  The securities were offered pursuant to an underwriting or similar
[_]  NO   agreement under which the underwriters were committed to
purchase
          all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased
          any of the securities.

NO BENEFIT TO AFFILIATED UNDERWRITER (CHECK ONE)

[X]  YES  No affiliated underwriter was a direct or indirect participant in,
[_]  NO   or benefited directly or indirectly from, the transaction.


Completed by:            Dillip Behera                   Date:  12-11-
2015
                         ------------------------------         ---------
------
                         Global Syndicate Team Member

Approved by:             Andrea Ortiz, Steven Delaura    Date:  12-13-
2015
                         ------------------------------         ---------
------
                         Global Syndicate Team Member

Rule 10f-3 Report - Definitions


DEFINITIONS

TERM                       DEFINITION
Fund Ratio                 Number appearing at the bottom of page 1 of 2
of
                           the Rule 10f-3 Report form. It is the sum of
the
                           Funds' participation in the offering by the
Funds
                           and other accounts managed by BlackRock
divided by
                           the total amount of the offering.

Eligible Foreign Offering  The securities are sold in a public offering conducted under the laws of a country other
than
                           the United States and

                           (a) the offering is subject to regulation in
such
                               country by a "foreign financial regulatory authority," as defined in Section 2(a)(50)
of
                               the Investment Company Act of 1940;

                           (b) the securities were offered at a fixed
price to
                               all purchasers in the offering (except for
any
                               rights to purchase securities that are
required
                               by law to be granted to existing security holders of the issuer);

                           (c) financial statements, prepared and audited
as
                               required or permitted by the appropriate foreign financial regulatory authority in such
                               country, for the two years prior to the
                               offering, were made available to the
public and
                               prospective purchasers in connection with
the
                               offering; and

                           (d) if the issuer is a "domestic issuer,"
i.e.,
                               other than a foreign government, a
national of
                               any foreign country, or a corporation or
other
                               organization incorporated or organized
under
                               the laws of any foreign country, it (1)
has a
                               class of securities registered pursuant to
                               section 12(b) or 12(g) of the Securities
                               Exchange Act of 1934 or is required to
file
                               reports pursuant to section 15(d) of that
act,
                               and (2) has filed all the material
required to
                               be filed pursuant to section 13(a) or
15(d) of
                               that act for a period of at least 12
months
                               immediately preceding the sale of
securities
                               (or for such shorter period that the
issuer was
                               required to file such material)

Rule 10f-3 Report - Definitions

TERM                            DEFINITION
Eligible Municipal Securities   The securities:

                                (a) are direct obligations of, or
obligations
                                    guaranteed as to principal or
interest by,
                                    a State or any political subdivision
                                    thereof, or any agency or
instrumentality
                                    of a State or any political
subdivision
                                    thereof, or any municipal corporate
                                    instrumentality of one or more
States, or
                                    any security which is an industrial
                                    development bond (as defined in
section
                                    103(c)(2) of Title 26) the interest
on
                                    which is excludable from gross income
                                    under certain provisions of the
Internal
                                    Revenue Code;

                                (b) are sufficiently liquid that they can
be
                                    sold at or near their carrying value
                                    within a reasonably short period of
time;
                                    and

                                (c) either

                                     (1) are subject to no greater than
                                         moderate credit risk; or

                                     (2) if the issuer of the municipal
                                         securities, or the entity
supplying
                                         the revenues or other payments
from
                                         which the issue is to be paid,
has
                                         been in continuous operation for
less
                                         than three years, including the
                                         operation of any predecessors,
the
                                         securities are subject to a
minimal
                                         or low amount of credit risk.

                                Also, purchases of municipal securities
may
                                not be designated as group sales or
otherwise
                                allocated to the account of any
prohibited
                                seller (i.e., an affiliated underwriter).

Eligible Rule 144A Offering     The securities are sold in an offering
where

                                (a) the securities are offered or sold in
                                    transactions exempt from registration
                                    under Section 4(2) of the Securities
Act
                                    of 1933, Rule 144A thereunder, or
Rules
                                    501-508 thereunder;

                                (b) the securities were sold to persons
that
                                    the seller and any person acting on
behalf
                                    of the seller reasonably believe to
                                    include qualified institutional
buyers, as
                                    defined in Rule 144A ("QIBs"); and

                                (c) the seller and any person acting on
behalf
                                    of the seller reasonably believe that
the
                                    securities are eligible for resale to
                                    other QIBs pursuant to Rule 144A.

Government Securities Offering The security is issued or guaranteed as to principal or interest by the United
States, or
                                by a person controlled or supervised by
and
                                acting as an instrumentality of the
Government
                                of the United States pursuant to
authority
                                granted by the Congress of the United
States;
                                or any certificate of deposit for any of
the
                                foregoing.

Rule 10f-3 Report - Definitions

TERM                              DEFINITION
U.S. Registered Public Offering.  The securities offered are registered under
                                  the Securities Act of 1933 that are
being
                                  offered to the public.